UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2004

Front Range Capital Corporation

(Exact name of registrant as specified in its charter)

Colorado	333-40028	84-0970160

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Century Drive, Suite 202, Louisville, Colorado	80027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(303) 926-0300

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Item 5: Other Events and Required FD Disclosure

On June 24, 2004, Front Range Capital Corporation (the “Company”) issued its press release announcing first quarter earnings and that it is restating its audited financial statements for the years ended December 31, 2003 and 2002 to reflect adjustments in the Company’s previously adopted accounting treatment for certain components of the Company’s deferred compensation agreements. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The Company will today file its Form 10-Q for the quarter ended March 31, 2004, and will file its Form 10-KSB/A for the year ended December 31, 2003, by the end of June.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit 99.1 Press Release dated June 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FRONT RANGE CAPITAL CORPORATION
Date: June 24, 2004	By:	/s/ William A. Mitchell, Jr.
William A. Mitchell, Jr.
President and Chairman

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 24, 2004.